UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2019

AYTU BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders for Aytu BioScience, Inc. was held on April 12, 2019. Of the 12,455,435 shares outstanding on the record date for the meeting, a total of 9,446,603 shares were present or represented at the meeting. The matters voted on and the results of the votes are as follows:

1.
Our stockholders elected six members to our board of directors as follows:

Members	Number of Votes Cast For	Number of Votes Cast Against	Number of Votes Withheld	Number of Broker Non-Votes

Joshua R. Disbrow	5,149,902	0	235,142	4,061,559

Gary V. Cantrell	5,139,275	0	245,769	4,061,559

Carl C. Dockery	5,173,759	0	211,285	4,061,559

John A. Donofrio, Jr.	5,183,997	0	201,047	4,061,559

Michael E. Macaluso	5,140,142	0	244,902	4,061,559

Ketan B. Mehta	5,148,977	0	236,067	4,061,559

2.
The “Exchange Agreement Proposal” described in the Company’s definitive proxy statement was approved with 5,149,752 votes in favor, 232,435 votes against and 2,857 abstentions. The number of broker non-votes was 4,061,559.
3.
The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019 was approved with 9,040,394 votes in favor, 182,903 votes against and 223,306 abstentions.
4.
The proposal to approve the adjournment of the Annual Meeting, if necessary, to continue to solicit votes for the Exchange Agreement Proposal was approved with 8,192,040 votes in favor, 1,159,918 votes against and 94,645 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	April 15, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer